Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

MARIZYME, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Shares of common stock, par value $0.001 per share(3)	Rule 457(c)	754,670,238	$0.075	$56,600,267.85	0.00011020	$6,237.35
	Total Offering Amounts					$56,600,267.85		$6,237.35
	Total Fees Previously Paid							0.00
	Total Fee Offsets							$3,557.95
	Net Fee Due							$2,679.40

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering hereunder an indeterminate number of additional securities that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s stock, par value $0.001 per share (the “Common Stock”), reported on the OTCQB tier of OTC Markets Group, Inc. on July 12, 2023, which date is a date within five business days of the filing of the registration statement filed by the registrant for the registration of the securities listed in the table above.

(3)	Consists of (1) 6,869,614 shares of Common Stock, (2) 172,232,367 shares of Common Stock issuable upon the conversion of certain 10% Secured Convertible Promissory Notes, (3) 372,115,965 shares of Common Stock issuable upon the exercise of certain Class C Common Stock Purchase Warrants with an exercise price of $0.10 per share of Common Stock; (4) 53,195,286 shares of Common Stock issuable upon the conversion of certain 15% Original Issue Discount Unsecured Subordinated Convertible Promissory Notes; (5) 69,472,567 shares of Common Stock issuable upon the exercise of certain Class E Common Stock Purchase Warrants with an exercise price of $0.10 per share of Common Stock; (6) 65,722,567 shares of Common Stock issuable upon the exercise of certain Class F Common Stock Purchase Warrants with an exercise price of $0.20 per share of Common Stock; (7) 280,014 shares of Common Stock issuable upon the exercise of certain Placement Agent Warrants with an exercise price of $1.375 per share of Common Stock; (8) 9,524,052 shares of Common Stock issuable upon the exercise of certain Placement Agent Warrants to be issued with an exercise price of $0.10 per share of Common Stock; and (9) 5,257,806 shares of Common Stock issuable upon the exercise of certain Placement Agent Warrants to be issued with an exercise price of $0.20 per share of Common Stock.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Marizyme, Inc.	S-1	333-262697(1)	February 14, 2022		$3,557.95	Equity	Units, each unit consisting of (i) one share of common stock, par value $0.001 per share, and (ii) two warrants, each warrant exercisable for one share of common stock, par value $0.001 per share		$9,200,006
Fee Offset Claims	Marizyme, Inc.	S-1	333-262697(1)	February 14, 2022		$3,557.95	Equity	Shares of common stock, par value $0.001 per share, underlying the warrants included in the units		$6,095,000
Fee Offset Claims	Marizyme, Inc.	S-1	333-262697(1)	February 14, 2022		$3,557.95	Equity	Shares of common stock, par value $0.001 per share, underlying the warrants included in the units		$12,305,012
Fee Offset Claims	Marizyme, Inc.	S-1	333-262697(1)	February 14, 2022		$3,557.95	Equity	Shares of common stock, par value $0.001 per share, underlying representative’s warrants to purchase shares of common stock, par value $0.001 per share		$552,001
Fee Offset Sources	Marizyme, Inc.	S-1	333-262697(1)		February 14, 2022						$3,557.95

(1)	The registrant withdrew the registration statement on Form S-1 (No. 333-262697) by filing a Form RW on April 21, 2023. The withdrawn registration statement on Form S-1 (No. 333-262697) was not declared effective and no securities were sold thereunder.